                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                 For Additional Information
                                                      Contact: Jim McDonald
                                                      Vice President & CFO
                                                      (740) 753-1951



                    ROCKY SHOES & BOOTS, INC. REPORTS RECORD
                      THIRD QUARTER NET SALES AND EARNINGS

                  2004 SALES AND EARNINGS GUIDANCE REAFFIRMED

NELSONVILLE, Ohio (October 21, 2004) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported record net sales, net income and earnings per share for the three months ended September 30, 2004. This marks the ninth consecutive quarter that the Company's earnings per diluted share increased compared to the same period of the prior year.

Net income increased 41% to $4.9 million for the third quarter of 2004 compared to $3.5 million for the third quarter of 2003. Net income per diluted share increased 27% to $0.98 for the third quarter of 2004 from $0.77 a year ago.

Mike Brooks, Chairman and Chief Executive Officer, stated, "The record third quarter results underscore our improved operating leverage as well as our continued success increasing branded product sales through key line extensions and a growing customer base. Sales of occupational footwear achieved double-digit growth while ROCKY(R) apparel sales more than doubled compared to the third quarter of 2003. These sales are less susceptible to seasonal factors, especially weather, and now represent a substantial percentage of the Company's branded sales."

Third Quarter 2004
------------------

Net sales rose 21% to a record $50.1 million for the three months ended September 30, 2004 from $41.4 million for the same period last year. This increase included $5.1 million of boots produced for delivery to the U.S. military, as well as solid increases in branded sales led by rugged outdoor and occupational footwear and ROCKY(R) apparel.

Gross profit increased 22% to $16.0 million for the third quarter of 2004 from $13.1 million a year ago. Gross profit margin rose to 32.0% of net sales for the third quarter from 31.6% of net sales a year ago. This 40 basis point improvement was due to higher gross profit margin for branded products, which more than offset lower gross profit margin on boots produced for delivery to the U.S. military.

Selling, general and administrative ("SG&A") expenses were $8.3 million for third quarter of 2004 compared to $7.6 million the prior year. This represents a 180 basis point decline to 16.6% of net sales for the third quarter of 2004 from 18.4% of net sales in 2003. This was primarily due to nominal SG&A expenses related to sales of boots for delivery to the U.S. military.

Income from operations rose to a record 15.3% of net sales for the third quarter of 2004 from 13.2% a year ago.

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

Nine Month Results
------------------

Net sales for the nine months ended September 30, 2004 increased 29% to $99.4 million from $77.0 million for the same period last year. For the 2004 year-to-date period, net sales benefited from $12.8 million of boots produced for delivery to the U.S. military as well as solid increases in rugged outdoor and occupational footwear and ROCKY(R) branded apparel. Gross profit for the 2004 year-to-date period was 29.6% of net sales compared to 30.3% of net sales last year. SG&A expenses declined 270 basis points to 19.2% of net sales for the first nine months of 2004 from 21.9% of net sales last year. Income from operations rose 200 basis points to 10.4% of net sales for the nine months ended September 30, 2004 from 8.4% for the same period in 2003. Net income per diluted share increased 48% to $1.30 for the nine months ended September 30, 2004 from $0.88 a year ago.

Funded Debt
-----------

The Company's funded debt declined 20% or $8.4 million to $32.9 million at September 30, 2004 from $41.3 million on the same date a year ago. Improved cash flow from operations enabled the Company to reduce its seasonal borrowing requirements, which are generally higher during the months of May through October annually to support the Company's sales during this period.

Inventory
---------

Inventory declined $3.5 million to $38.7 million at September 30, 2004 compared to $42.2 million on the same date last year. Management believes that inventory is adequate to support sales of ROCKY(R) and GATES(R) products, including recent line extensions of footwear, apparel and accessories. Inventory was $38.1 million at year-end 2003 and is expected to be below that amount at December 31, 2004.

Outlook
-------

The Company reaffirms its net sales and earnings per share guidance for the year 2004. Net sales are anticipated to be approximately $133 million for the year 2004, which is $27 million above net sales for the year 2003. The annual sales growth is due to higher sales of branded footwear and apparel, and shipment of boots for delivery to the U.S. military.

If the Company achieves net sales of at least $133 million for the year 2004, then net income is expected to be approximately $1.75 per diluted share for the year. The Company cautions investors that the net sales and earnings outlook for the year ended December 31, 2004 is based on current market conditions and management's expectations. If net sales do not reach $133 million for the year 2004, or if expenses are more than currently anticipated for the fourth quarter, then actual earnings may be less than this guidance. The Company's earnings for 2004 are subject to all of the risks set out in the safe harbor statement in this release and are also subject to audit by the Company's independent public accountants, so there can be no assurance that actual earnings for 2004 will be as presently anticipated by the Company.


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

About Rocky Shoes & Boots, Inc.
-------------------------------

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, work and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademarks, ROCKY and GATES.

The Company will conduct a conference call at 10 a.m. Eastern Time on Thursday, October 21, 2004 to discuss the third quarter 2004 financial results, business trends and earnings guidance. Persons interested in listening to the call can access it through www.rockyboots.com and clicking on the button "Third Quarter 2004 Conference Call".

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding management's belief that inventory is adequate to support product sales and is expected to be below $38.1 million at year-end 2004 (paragraph 10), and management's guidance for 2004 reaffirmed (paragraphs 11 and 12). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the Company, that the weather in 2004 is drier and warmer than normal, that the actual results for 2004 are subject to audit by the Company's independent public accountants, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected historical results, and could in the future affect the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.









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


                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                            SEPTEMBER 30,                        SEPTEMBER 30,
                                                       2004               2003              2004               2003
                                                       ----               ----              ----               ----

NET SALES                                          $ 50,052,894       $ 41,349,824       $ 99,368,970       $ 76,967,913

COST OF GOODS SOLD                                   34,056,404         28,264,032         69,977,667         53,681,609
                                                   ------------       ------------       ------------       ------------

GROSS MARGIN                                         15,996,490         13,085,792         29,391,303         23,286,304


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          8,323,464          7,628,958         19,047,531         16,823,883
                                                   ------------       ------------       ------------       ------------

INCOME FROM OPERATIONS                                7,673,026          5,456,834         10,343,772          6,462,421


OTHER INCOME AND (EXPENSES):
         Interest expense                              (422,120)          (437,241)          (955,561)          (946,859)
         Other - net                                    (54,404)           (18,744)            43,984            161,359
                                                   ------------       ------------       ------------       ------------
                  Total other - net                    (476,524)          (455,985)          (911,577)          (785,500)
                                                   ------------       ------------       ------------       ------------

INCOME BEFORE INCOME TAX                              7,196,502          5,000,849          9,432,195          5,676,921

INCOME TAX                                            2,309,143          1,533,254          3,024,563          1,736,076
                                                   ------------       ------------       ------------       ------------

NET INCOME                                         $  4,887,359       $  3,467,595       $  6,407,632       $  3,940,845
                                                   ============       ============       ============       ============

NET INCOME PER SHARE
         Basic                                     $       1.06       $       0.84       $       1.41       $       0.94
         Diluted                                   $       0.98       $       0.77       $       1.30       $       0.88

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                        4,605,800          4,109,147          4,530,867          4,178,942
                                                   ============       ============       ============       ============
         Diluted                                      4,992,319          4,512,886          4,943,929          4,459,783
                                                   ============       ============       ============       ============











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                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                SEPTEMBER 30,        DECEMBER 31,       SEPTEMBER 30,
                                                   2004                 2003                2003
                                             ------------------   -----------------  ------------------
                                                (Unaudited)                              (Unaudited)
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                  $     780,739       $   2,159,050       $   1,374,062
     Trade receivables - net                       45,522,136          19,532,287          39,806,328
     Other receivables                                782,285             830,131             822,451
     Inventories                                   38,738,153          38,068,187          42,216,415
     Deferred income taxes                            959,810             959,810             578,951
     Prepaid expenses                                 809,482           1,045,238           1,633,904
                                                -------------       -------------       -------------
         Total current assets                   $  87,592,605       $  62,594,703       $  86,432,111

FIXED ASSETS - net                                 20,091,910          17,610,238          17,953,270

DEFERRED PENSION ASSET                              2,499,524           1,499,524           1,651,222

DEFERRED INCOME TAXES                                       0                   0             153,495

OTHER ASSETS                                        4,853,982           4,470,371           3,704,879
                                                -------------       -------------       -------------

TOTAL ASSETS                                    $ 115,038,021       $  86,174,836       $ 109,894,977
                                                =============       =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                           $   6,704,676       $   2,810,161       $   7,775,924
     Current maturities - long-term debt              525,596             503,934             497,005
     Accrued taxes - other                            382,846             589,874             377,883
     Accrued salaries and wages                     2,270,769           1,885,896           1,992,671
     Accrued income taxes                           2,354,207           1,929,808           1,542,627
     Accrued other                                  1,328,492             664,992           1,109,559
                                                -------------       -------------       -------------
         Total current liabilities                 13,566,586           8,384,665          13,295,668

LONG TERM DEBT - less current maturities           32,388,913          17,514,994          40,780,812

DEFERRED LIABILITIES                                2,495,578           1,890,500           1,954,277
                                                -------------       -------------       -------------

TOTAL LIABILITIES                                  48,451,077          27,790,159          56,030,757

SHAREHOLDERS' EQUITY:
     Common stock, no par value                    36,674,834          34,880,199          32,819,489
     Accumulated other comprehensive loss          (1,950,400)         (1,950,400)         (2,311,749)
     Retained earnings                             31,862,510          25,454,878          23,356,480
                                                -------------       -------------       -------------

         Total shareholders' equity                66,586,944          58,384,677          53,864,220
                                                -------------       -------------       -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 115,038,021       $  86,174,836       $ 109,894,977
                                                =============       =============       =============

                                       ###